EXHIBIT 99.1

Harsco Corporation Reports Third Quarter 2014 Results

  Adjusted Operating Income and Adjusted Earnings Per Share above Guidance; Lower Corporate Spend and Favorable Product Mix and Timing in Rail Contributed to Positive Result
  Project Orion Progressing as Expected with Phase II Framework to be Completed in the Fourth Quarter
  Adjusted Operating Income Guidance for 2014 Lowered to Range of $152 million to $157 million; Free Cash Flow Outlook Unchanged at $35 million to $65 million

CAMP HILL, Pa., Nov. 6, 2014 (GLOBE NEWSWIRE) -- Harsco Corporation (NYSE:HSC) today reported third quarter 2014 results. Excluding special items, adjusted diluted earnings per share from continuing operations in the third quarter of 2014 were $0.32. This compares with $0.20 in the third quarter of 2013, which included results from the Company's Infrastructure segment that was divested during the fourth quarter of 2013. Adjusted operating income for the third quarter of 2014 excluding special items was $49 million, above the prior guidance range of $43 million to $48 million provided by the Company, while adjusted earnings per share excluding special items of $0.32 exceeded the guidance range of $0.26 to $0.31 per share.

On a U.S. GAAP ("GAAP") basis, third quarter 2014 diluted earnings per share from continuing operations were $0.30, which included Project Orion severance costs, asset impairments and Brazil labor claim reserves. This compares with GAAP diluted loss per share of $2.89 in the third quarter of 2013, which included an impairment as well as costs related to the then-pending Infrastructure segment sale. The Company's third quarter 2014 earnings also included income of $5 million ($0.04 per share after tax) from the Brand Energy joint venture.

"The third quarter was a bit stronger than expected due to a favorable mix of spare parts and contract services in our Rail business," said President and CEO Nick Grasberger. "This performance builds on the solid financial results we reported earlier in the year. We remain pleased with the progress being made across our businesses. The Metals & Minerals division continues to execute successfully against its key initiatives outlined in Project Orion last spring. Industrial backlogs have surpassed prior record levels, and a growing international presence is boosting the Rail business.

"We expect adjusted operating income for the second half of 2014 to increase at a double-digit rate compared to the second half of last year even though we have reduced our Outlook for the fourth quarter due to delays in asset sales, the timing of a few large Rail orders, foreign exchange effects and the impacts of the ongoing repositioning of our Metals & Minerals business. As we look forward to 2015, we expect a moderate double-digit increase in adjusted operating income and adjusted earnings per share, together with notable improvements in free cash flow and ROIC."

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2014	Q3 2013 (1)
		Including Infrastructure	Excluding Infrastructure
Revenues	$ 526	$ 740	$ 497
Operating income from continuing operations - GAAP	$ 46	$ (208)	$ 28
Operating margin from continuing operations - GAAP	8.7%	-28.2%	5.7%
Diluted EPS from continuing operations (2)	$ 0.30	$ (2.89)	$ 0.20
Special items per diluted share (2)	$ 0.03	$ 3.09	$ --
Adjusted operating income - excluding special items	$ 49	$ 42	$ 41
Adjusted operating margin - excluding special items	9.2%	5.7%	8.2%
Diluted EPS from continuing operations - excluding special items (2)	$ 0.32	$ 0.20	$ 0.20
Return on invested capital (TTM) - excluding special items	7.3%	5.7%	5.8%

(1) Segment operating results for Q3 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.
(2) Adjusted diluted EPS from continuing operations excluding special items for Q3 2014 does not reconcile to diluted EPS from continuing operations because of rounding.

Consolidated Third Quarter Operating Results

Total revenues were $526 million, as revenues increased in each of the Company's segments compared with the prior-year quarter. The prior-year quarter also included results from the divested Infrastructure business. Foreign currency translation negatively affected revenues by approximately $1 million in this year's quarter.

GAAP operating income from continuing operations was $46 million, compared with an operating loss of $208 million in the prior-year quarter, which included results from the divested Infrastructure business. Excluding special items, adjusted operating income from continuing operations increased 16 percent from the same quarter last year, or 19 percent when excluding the impact of the Infrastructure transaction. During the quarter, adjusted operating results improved in the Rail and Industrial segments in comparison with the prior-year quarter, while earnings were stable in Metals & Minerals. Adjusted operating margin increased 350 basis points versus the prior-year period including Infrastructure and 100 basis points when excluding Infrastructure.

Third Quarter Business Review

Metals & Minerals

	Q3 14	Q3 13	% Change
Revenues	$ 348	$ 336	4%
Adjusted operating income	$ 27	$ 27	nmf
Adjusted operating margin	7.8%	8.0%
Customer liquid steel tons (millions)	41.6	40.7	2%

nmf = not meaningful
(1) Segment operating results for Q3 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased four percent to $348 million, primarily as a result of volume-related increases from existing and new contracts and higher by-product sales.  These positive factors were partially offset by the non-renewal or exiting of certain contracts. Adjusted operating income was consistent with the prior-year quarter as the positive effects from Project Orion benefits, volumes and by-product contributions were offset by the effects of site exits and higher maintenance and administrative costs. As a result, the segment adjusted operating margin was relatively stable at 7.8 percent versus 8.0 percent in last year's third quarter.

Industrial

($ in millions)
	Q3 14	Q3 13	% Change
Revenues	$ 106	$ 95	11%
Adjusted operating income	$ 16	$ 15	4%
Adjusted operating margin	15.1%	16.2%

(1) Segment operating results for Q3 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased 11 percent to $106 million, primarily due to the Hammco acquisition completed in the first quarter of 2014 and volume increases in the Segment's commercial boiler and legacy heat exchanger businesses. These factors also supported the increase in adjusted operating income compared with the prior-year quarter. Adjusted operating margin declined modestly to 15.1 percent versus 16.2 percent in last year's third quarter as a result of performance within the Segment's industrial grating business.

Rail

($ in millions)
	Q3 14	Q3 13	% Change
Revenues	$ 73	$ 66	10%
Adjusted operating income	$ 15	$ 8	83%
Adjusted operating margin	19.9%	12.0%

(1) Segment operating results for Q3 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased 10 percent to $73 million, primarily due to higher after-market parts sales and contract services compared with the prior-year period. Adjusted operating income and adjusted operating margin increased also as a result of these above items.

Cash Flow

Free cash flow was $65 million in the third quarter of 2014, compared with $52 million in the prior-year period excluding the Infrastructure business. This cash flow performance reflects a modest improvement in net cash provided by operating activities as well as lower net capital expenditures as compared with last year's quarter.

Project Orion (Metals & Minerals Improvement Plan)

The Metals & Minerals team continues to advance the key initiatives of Project Orion. The new organizational structure has been embraced throughout the business with operating standards being implemented and improvements being realized across the asset portfolio. The workforce changes "above the site" and "at the site" under Phase I of Project Orion are largely complete and the remaining changes are anticipated in the coming months. The Bid & Contract Management function has begun reviewing renewal and growth opportunities, and the analytical thoroughness and consistency being utilized within this team is expected to drive improved contract outcomes in the future. Meanwhile, triage efforts at underperforming sites are underway. The processes implemented across these work streams have driven improved operational and commercial performance at a number of locations during the year, and the Company expects to commit additional resources to a larger number of underperforming locations during the fourth quarter. In total, Phase I estimated benefits are unchanged at approximately $25 million, with $5 million to $7 million expected to be realized in 2014. The Company also expects to finalize the framework and scope of Project Orion Phase II during the balance of this year. Previously, Phase II benefits were estimated at $10 million to $20 million. These savings will be confirmed while costs to implement, related charges and timing of benefits will be communicated at a later point. The Company's key financial targets for this segment by the end of 2017 remain unchanged.

Metals & Minerals - Financial Targets
	Actual	Target
	2013	2017
Revenues ($ in billions)	$ 1.359	$ 1.3 - 1.4
Operating Income margin	7%	10% - 11%
Free Cash Flow ($ in millions)	$ 54	$ 130 - 150
ROIC	5%	8% - 9%

2014 Outlook

The 2014 Outlook for operating income has been updated for the year to reflect a slower ramp-up at certain sites, the decision to exit certain underperforming contracts and higher maintenance and consulting support costs in Metals & Minerals. Also, this Outlook is adjusted for delays in certain Rail shipments, current foreign exchange rates and fewer asset sales during the year. Key highlights in the Outlook are included below. Similar to prior 2014 quarters, Metals & Minerals contract exits, severance and impairment costs may be incurred during the balance of the year through Project Orion. These costs are consistent with the Company's focus on improving cash flow and capital returns and are not considered in the Outlook. The Outlook continues to include earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture. The Company continues to expect that the performance of the Brand Energy joint venture will be consistent with its plan and that the impacts from various financial uncertainties such as restructuring, foreign exchange and income taxes will be limited in the forecast period.

  Adjusted operating income for the full year is expected to range from $152 million to $157 million; versus $152 million in 2013 and a previous estimated range of $170 million to $180 million.
  Adjusted operating income of $28 million to $33 million in Q4 2014; compared with $30 million in the prior-year quarter.
  Free cash flow in the range of $35 million to $65 million; unchanged.
  Net interest expense is forecasted to range from $44 million to $46 million; compared to previous range of $43 million to $47 million.
  Effective tax rate is expected to range from 34 percent to 36 percent before Brand Energy JV equity income; previously was 31 percent to 33 percent.
  Adjusted earnings per share for the full year in the range of $0.76 to $0.80; compared with $0.87 per share in 2013 and prior estimated range of $0.92 to $1.04.
  Adjusted earnings per share of $0.11 to $0.15 in Q4 2014; versus $0.20 in the prior-year period.
  Adjusted return on invested capital is expected to range from 6.8 percent to 7.2 percent; previous range was 7.5 percent to 8.0 percent.

Conference Call

As previously announced, the Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 17063740. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through December 6, 2014 by dialing toll-free to (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; statements made regarding Project Orion and the Outlook; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "will," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the ability of the strategic venture between the Company and Clayton, Dubilier & Rice ("CD&R") to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (20) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (21) the amount ultimately realized from the Company's exit from the strategic venture between the Company and CD&R and the timing of such exit; (22) risk and uncertainty associated with intangible assets; and (23) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2014	2013	2014	2013
Revenues from continuing operations:
Service revenues	$341,831	$571,595	$1,054,040	$1,707,658
Product revenues	184,546	168,450	519,613	507,518
Total revenues	526,377	740,045	1,573,653	2,215,176

Costs and expenses from continuing operations:
Cost of services sold	285,098	450,048	875,898	1,353,749
Cost of products sold	125,831	117,844	361,954	355,555
Selling, general and administrative expenses	68,289	124,004	213,052	374,325
Research and development expenses	854	3,077	5,456	7,457
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	54	253,677	5,607	253,677
Other (income) expenses	513	(228)	27,373	2,158
Total costs and expenses	480,639	948,422	1,489,340	2,346,921
Operating income (loss) from continuing operations	45,738	(208,377)	84,313	(131,745)
Interest income	555	388	1,262	1,624
Interest expense	(11,949)	(12,815)	(35,328)	(37,413)
Change in fair value to unit adjustment liability	(2,398)	--	(7,417)	--
Income (loss) from continuing operations before income taxes and equity income	31,946	(220,804)	42,830	(167,534)
Income tax expense	(11,671)	(10,795)	(20,424)	(27,268)
Equity in income of unconsolidated entities, net	5,295	434	1,057	1,015
Income (loss) from continuing operations	25,570	(231,165)	23,463	(193,787)
Discontinued operations:
Income (loss) on disposal of discontinued business	(640)	(640)	452	(2,145)
Income tax (expense) benefit related to discontinued business	237	239	(168)	814
Income (loss) from discontinued operations	(403)	(401)	284	(1,331)

Net income (loss)	25,167	(231,566)	23,747	(195,118)
Less: Net income attributable to noncontrolling interests	(1,532)	(2,090)	(2,948)	(7,495)

Net income (loss) attributable to Harsco Corporation	$23,635	$(233,656)	$20,799	$(202,613)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$24,038	$(233,255)	$20,515	$(201,282)
Income (loss) from discontinued operations, net of tax	(403)	(401)	284	(1,331)
Net income (loss) attributable to Harsco Corporation common stockholders	$23,635	$(233,656)	$20,799	$(202,613)

Weighted-average shares of common stock outstanding	80,918	80,775	80,873	80,747
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.30	$(2.89)	$0.25	$(2.49)
Discontinued operations	--	--	--	(0.02)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$ 0.29(a)	$(2.89)	$ 0.26(a)	$(2.51)

Diluted weighted-average shares of common stock outstanding	81,099	80,775	81,093	80,747
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.30	$(2.89)	$0.25	$(2.49)
Discontinued operations	--	--	--	(0.02)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$ 0.29(a)	$(2.89)	$ 0.26(a)	$(2.51)
(a) Does not total due to rounding.
HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2014	December 31 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 72,603	$ 93,605
Trade accounts receivable, net	378,273	353,181
Other receivables	31,041	46,470
Inventories	182,833	155,689
Assets held-for-sale	3,525	113,968
Other current assets	88,158	75,842
Total current assets	756,433	838,755
Investments	302,424	298,856
Property, plant and equipment, net	684,097	711,346
Goodwill	426,647	431,265
Intangible assets, net	62,268	53,261
Other assets	130,491	108,265
Total assets	$ 2,362,360	$ 2,441,748

LIABILITIES
Current liabilities:
Short-term borrowings	$ 11,627	$ 7,489
Current maturities of long-term debt	20,593	20,257
Accounts payable	171,608	181,410
Accrued compensation	59,745	53,113
Income taxes payable	3,064	7,199
Dividends payable	16,566	16,536
Insurance liabilities	13,424	10,523
Advances on contracts	124,872	24,053
Liabilities of assets held-for-sale	--	109,176
Due to unconsolidated affiliate	12,079	24,954
Unit adjustment liability	22,320	22,320
Other current liabilities	152,419	129,739
Total current liabilities	608,317	606,769
Long-term debt	785,412	783,158
Deferred income taxes	6,104	8,217
Insurance liabilities	37,402	41,879
Retirement plan liabilities	198,921	241,049
Due to unconsolidated affiliate	27,528	27,292
Unit adjustment liability	74,700	84,023
Other liabilities	40,451	42,526
Total liabilities	1,778,835	1,834,913

EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,443	140,248
Additional paid-in capital	164,973	159,025
Accumulated other comprehensive loss	(370,607)	(370,615)
Retained earnings	1,352,357	1,381,321
Treasury stock	(746,949)	(746,237)
Total Harsco Corporation stockholders' equity	540,217	563,742
Noncontrolling interests	43,308	43,093
Total equity	583,525	606,835
Total liabilities and equity	$ 2,362,360	$ 2,441,748

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$ 25,167	$ (231,566)	$ 23,747	$ (195,118)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	40,522	56,496	124,855	178,136
Amortization	2,891	4,120	8,937	12,967
Change in fair value to unit adjustment liability	2,398	--	7,417	--
Deferred income tax expense	65	5,993	2,339	3,465
Equity in income of unconsolidated entities, net	(5,295)	(434)	(1,057)	(1,015)
Loss on disposal of the Harsco Infrastructure Segment	--	241,323	3,865	241,323
Other, net	(249)	708	16,677	(1,449)
Changes in assets and liabilities:
Accounts receivable	(6,853)	26,204	(37,798)	(21,194)
Inventories	(9,525)	2,692	(22,409)	(10,671)
Accounts payable	(10,563)	18,933	(17,735)	28,882
Accrued interest payable	8,037	5,767	8,741	6,333
Accrued compensation	7,343	9,746	9,415	(5,036)
Advances on contracts	63,171	(8,473)	96,041	(17,536)
Harsco Infrastructure Segment 2010 Restructuring Program accrual	--	(575)	--	(870)
Harsco 2011/2012 Restructuring Program accrual	(257)	(3,546)	(2,455)	(14,496)
Other assets and liabilities	(6,892)	(19,670)	(36,171)	(39,634)

Net cash provided by operating activities	109,960	107,718	184,409	164,087

Cash flows from investing activities:
Purchases of property, plant and equipment	(52,674)	(61,515)	(134,289)	(181,706)
Proceeds from the Infrastructure Transaction	--	--	15,699	--
Proceeds from sales of assets	5,033	2,094	11,153	16,947
Purchases of businesses, net of cash acquired	(198)	(2,841)	(26,244)	(2,841)
Payment of unit adjustment liability	(5,580)	--	(16,740)	--
Other investing activities, net	2,399	(2,585)	473	(4,985)

Net cash used by investing activities	(51,020)	(64,847)	(149,948)	(172,585)

Cash flows from financing activities:
Short-term borrowings, net	5,541	(3,949)	3,971	239
Current maturities and long-term debt:
Additions	9,039	157,466	117,470	284,861
Reductions	(57,949)	(152,400)	(120,544)	(203,677)
Cash dividends paid on common stock	(16,588)	(16,559)	(49,734)	(49,652)
Dividends paid to noncontrolling interests	(600)	(225)	(2,186)	(2,880)
Contributions from noncontrolling interests	--	120	--	4,622
Purchase of noncontrolling interests	--	--	--	(166)
Common stock issued - options	--	--	--	371
Other financing activities, net	2	(405)	--	(405)

Net cash provided (used) by financing activities	(60,555)	(15,952)	(51,023)	33,313

Effect of exchange rate changes on cash	(3,249)	(108)	(4,440)	(4,253)

Net increase (decrease) in cash and cash equivalents	(4,864)	26,811	(21,002)	20,562

Cash and cash equivalents at beginning of period	77,467	89,001	93,605	95,250

Cash and cash equivalents at end of period	$ 72,603	$ 115,812	$ 72,603	$ 115,812

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 347,625	$ 24,867	$ 335,705	$ 26,929

Harsco Infrastructure	--	--	242,569	(236,742)

Harsco Industrial	105,591	15,955	95,347	15,407

Harsco Rail	73,161	13,976	66,424	7,945

General Corporate	--	(9,060)	--	(21,916)

Consolidated Totals	$ 526,377	$ 45,738	$ 740,045	$ (208,377)

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 1,061,657	$ 38,847	$ 1,009,175	$ 77,211

Harsco Infrastructure	--	--	709,800	(241,506)

Harsco Industrial	310,696	49,955	279,565	46,569

Harsco Rail	201,300	33,001	216,636	27,056

General Corporate	--	(37,490)	--	(41,075)

Consolidated Totals	$ 1,573,653	$ 84,313	$ 2,215,176	$ (131,745)

The Company has reclassified segment operating results for the three months and nine months ended September 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS
AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30

(In thousands)	2014	2013	2014	2013
Diluted earnings (loss) per share from continuing operations, as reported	$ 0.30	$ (2.89)	$ 0.25	$ (2.49)

- Harsco Metals & Minerals Segment Brazil labor claim reserve (a)	0.02	--	0.02	--
- Harsco Rail Segment grinder impairment charge (b)	--	--	--	--
- Harsco Infrastructure Segment loss on disposal (c)	--	2.79	0.04	2.79
- Harsco Infrastructure Transaction costs (d)	--	0.11	0.01	0.11
- Harsco Metals & Minerals Segment Project Orion charges (e)	--	--	0.07	--
- Harsco Metals & Minerals Segment contract termination charges (f)	--	--	0.14	--
- Harsco Metals & Minerals Segment site exit and underperforming contract charges (g)	--	--	0.11	--
- Depreciation expense reduction on Harsco Infrastructure Segment assets classified as held-for-sale (h)	--	(0.04)	--	(0.04)
- Non-cash tax impact of Harsco Infrastructure Segment sale (i)	--	0.24	--	0.24
Adjusted diluted earnings per share from continuing operations, excluding special items	$ 0.32	$ 0.20 (j)	$ 0.65 (j)	$ 0.60 (j)
- Plus Harsco Infrastructure Segment loss from continuing operations (k)	--	--	--	0.06
Adjusted diluted earnings per share from continuing operations excluding special items and Harsco Infrastructure Segment	$ 0.32	$ 0.20	$ 0.65	$ 0.66
(a) Brazil labor claim reserve adjustment in the Harsco Metals & Minerals Segment (Q3 2014 $1.9 million pre-tax).
(b) Asset impairment charge on rail grinder equipment in the Harsco Rail Segment (Q3 2014 $0.6 million pre-tax).
(c) Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (nine months 2014 $3.9 million pre-tax; 3Q13 $241.3 million pre-tax).
(d) Harsco Infrastructure Transaction costs recorded as Corporate expenses (3Q14 $0.1 million pre-tax; nine months 2014 $1.7 million pre-tax; 3Q13 $12.4 million pre-tax).
(e) Harsco Metals & Minerals Segment Improvement Plan ("Project Orion") phase one restructuring charges (3Q14 $0.3 million pre-tax; nine months 2014 $8.8 million pre-tax).
(f) Harsco Metals & Minerals Segment charges incurred in connection with the termination of a contract for a customer in receivership (nine months 2014 $11.6 million pre-tax, which includes $7.7 million primarily for non-cash long lived asset impairment and $3.9 million pre-receivership receivable bad debt reserve charges).
(g) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion's focus on underperforming contracts (nine months 2014 $10.9 million pre-tax).
(h) Depreciation expense reduction from classification of Harsco Infrastructure Segment assets as held-for-sale (3Q 2013 $3.4 million pre-tax).
(i) Non-cash tax impact of Harsco Infrastructure Segment sale – undistributed earnings of subsidiaries and deferred tax valuation allowance (3Q 2013 $19.2 million).
(j) Does not total due to rounding.
(k) Includes equity in income of affiliates and noncontrolling interests (Q3 2013 $(0.6) million and nine months 2013 $(2.5) million). Segment operating results incorporate reclassifications for the three months and nine months ended September 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes diluted earnings per share from continuing operations excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited) (In thousands)
	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended September 30, 2014
Adjusted operating income (loss), excluding special items	$ 27,059	$ --	$ 15,955	$ 14,566	$ (9,006)	$ 48,574	$ --	$ 48,574
Revenues, as reported	$ 347,625	$ --	$ 105,591	$ 73,161	$ --	$ 526,377	$ --	$ 526,377
Adjusted operating margin %, excluding special items	7.8%		15.1%	19.9%		9.2%		9.2%

Three Months Ended September 30, 2013
Adjusted operating income (loss),excluding special items, as reclassified (a)	$ 26,929	$ 1,200	$ 15,407	$ 7,945	$ (9,562)	$ 41,919	$ 1,200	$ 40,719
Revenues, as reported	$ 335,705	$ 242,569	$ 95,347	$ 66,424	$ --	$ 740,045	$ 242,569	$ 497,476
Adjusted operating margin %, excluding special items	8.0%	0.5%	16.2%	12.0%		5.7%		8.2%

Nine Months Ended September 30, 2014
Adjusted operating income (loss), excluding special items	$ 71,998	$ --	$ 49,955	$ 33,591	$ (31,883)	$ 123,661	$ --	$ 123,661
Revenues, as reported	$ 1,061,657	$ --	$ 310,696	$ 201,300	$ --	$ 1,573,653	$ --	$ 1,573,653
Adjusted operating margin %, excluding special items	6.8%		16.1%	16.7%		7.9%		7.9%

Nine Months Ended September 30, 2013
Adjusted operating income (loss), excluding special items, as reclassified (a)	$ 77,211	$ (3,564)	$ 46,569	$ 27,056	$ (28,721)	$ 118,551	$ (3,564)	$ 122,115
Revenues, as reported	$ 1,009,175	$ 709,800	$ 279,565	$ 216,636	$ --	$ 2,215,176	$ 709,800	$ 1,505,376
Adjusted operating margin %, excluding special items	7.7%	(0.5)%	16.7%	12.5%		5.4%		8.1%

(a) The Company has reclassified segment operating results for the three months and nine months ended September 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes adjusted operating margin excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited) (In thousands)
	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended September 30, 2014
Operating income (loss), as reported	$ 24,867	$ --	$ 15,955	$ 13,976	$ (9,060)	$ 45,738	$ --	$ 45,738
- Harsco Metals & Minerals Segment Brazil labor claim reserve	1,916	--	--	--	--	1,916	--	1,916
- Harsco Rail Segment grinder impairment charge	--	--	--	590	--	590	--	590
- Harsco Infrastructure Transaction costs	--	--	--	--	54	54	--	54
- Harsco Metals & Minerals Segment Project Orion charges	276	--	--	--	--	276	--	276
Adjusted operating income (loss), excluding special items	$ 27,059	$ --	$ 15,955	$ 14,566	$ (9,006)	$ 48,574	$ --	$ 48,574
Revenues, as reported	$ 347,625	$ --	$ 105,591	$ 73,161	$ --	$ 526,377	$ --	$ 526,377

Three Months Ended September 30, 2013
Operating income (loss), as reclassified (a)	$ 26,929	$ (236,742)	$ 15,407	$ 7,945	$ (21,916)	$ (208,377)	$ (236,742)	$ 28,365
- Harsco Infrastructure Segment loss on disposal	--	241,323	--	--	--	241,323	241,323	--
- Harsco Infrastructure Transaction costs	--	--	--	--	12,354	12,354	--	12,354
- Depreciation expense reduction on Harsco Infrastructure Segment assets classified as held-for-sale	--	(3,381)	--	--	--	(3,381)	(3,381)	--
Adjusted operating income (loss), excluding special items	$ 26,929	$ 1,200	$ 15,407	$ 7,945	$ (9,562)	$ 41,919	$ 1,200	$ 40,719
Revenues, as reported	$ 335,705	$ 242,569	$ 95,347	$ 66,424	$ --	$ 740,045	$ 242,569	$ 497,476

(a) The Company has reclassified segment operating results for the three months ended September 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes adjusted operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited) (In thousands)
	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Nine Months Ended September 30, 2014
Operating income (loss), as reported	$ 38,847	$ --	$ 49,955	$ 33,001	$ (37,490)	$ 84,313	$ --	$ 84,313
- Harsco Metals & Minerals Segment Brazil labor claims reserve	1,916					1,916		1,916
- Harsco Rail Segment grinder impairment charge	--	--	--	590	--	590	--	590
- Harsco Infrastructure Segment loss on disposal	--	--	--	--	3,865	3,865	--	3,865
- Harsco Infrastructure Transaction costs	--	--	--	--	1,742	1,742	--	1,742
- Harsco Metals & Minerals Segment Project Orion charges	8,815	--	--	--	--	8,815	--	8,815
- Harsco Metals & Minerals Segment contract termination charges	11,557	--	--	--	--	11,557	--	11,557
- Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	--	--	--	--	10,863	--	10,863
Adjusted operating income (loss), excluding special items	$ 71,998	$ --	$ 49,955	$ 33,591	$ (31,883)	$ 123,661	$ --	$ 123,661
Revenues, as reported	$ 1,061,657	$ --	$ 310,696	$ 201,300	$ --	$ 1,573,653	$ --	$ 1,573,653

Nine Months Ended September 30, 2013
Operating income (loss), as reclassified (a)	$ 77,211	$ (241,506)	$ 46,569	$ 27,056	$ (41,075)	$ (131,745)	$ (241,506)	$ 109,761
- Harsco Infrastructure Segment loss on disposal	--	241,323	--	--	--	241,323	241,323	--
- Harsco Infrastructure Transaction costs	--	--	--	--	12,354	12,354	--	12,354
- Depreciation expense reduction on Harsco Infrastructure Segment assets classified as held-for-sale	--	(3,381)	--	--	--	(3,381)	(3,381)	--
Adjusted operating income (loss), excluding special items	$ 77,211	$ (3,564)	$ 46,569	$ 27,056	$ (28,721)	$ 118,551	$ (3,564)	$ 122,115
Revenues, as reported	$ 1,009,175	$ 709,800	$ 279,565	$ 216,636	$ --	$ 2,215,176	$ 709,800	$ 1,505,376

(a) The Company has reclassified segment operating results for the nine months ended September 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes adjusted operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION FREE CASH FLOW (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2014	2013	2014	2013
Net cash provided by operating activities, as reported	$ 109,960	$ 107,718	$ 184,409	$ 164,087
Less maintenance capital expenditures (a)	(31,158)	(24,253)	(87,058)	(90,390)
Less growth capital expenditures (b)	(21,516)	(37,262)	(47,231)	(91,316)
Plus capital expenditures for strategic ventures (c)	2,211	576	3,402	5,340
Plus total proceeds from sales of assets (d)	5,033	2,094	23,556	16,947

Free Cash Flow	$ 64,530	$ 48,873	$ 77,078	$ 4,668
Plus Harsco Infrastructure Segment negative Free Cash Flow	--	2,649	--	32,788
Free Cash Flow excluding Harsco Infrastructure Segment	$ 64,530	$ 51,522	$ 77,078	$ 37,456
(a) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewal.
(b) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(c) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(d) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the three and nine months ended September 30, 2014, this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION FREE CASH FLOW (Unaudited)
	Projected Twelve Months Ending December 31, 2014
(In millions)	Low	High
Net cash provided by operating activities	$ 195	$ 225
Less capital expenditures (a)	(185)	(190)
Plus total proceeds from asset sales and capital expenditures for strategic ventures (b)	25	30

Free Cash Flow	$ 35	$ 65

(a) Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewal; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.
(b) This line item includes proceeds of $12 million from the Harsco Infrastructure Transaction net working capital settlement. Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.

The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (a)
	Trailing Twelve Months for Period Ended September 30
(in thousands)	2014	2013
Net income (loss) from continuing operations, as reported	$ 554	$ (458,270)
Special items:
- Harsco Metals & Minerals Segment Brazil labor claims accrual	1,916	--
- Harsco Infrastructure Segment loss on disposal	33,838	241,323
- Harsco Infrastructure Transaction costs	9,464	12,354
- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	(13,900)	(3,381)
- Harsco Metals & Minerals Segment Project Orion charges	8,815	--
- Harsco Rail Segment grinder asset impairment charge	9,589	--
- Harsco Metals & Minerals Segment bad debt charges	2,592	--
- Harsco Metals & Minerals Segment contract termination charges	11,557	--
- Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	--
- Harsco 2011/2012 Restructuring Program charges	--	20,935
- Harsco Infrastructure Segment goodwill impairment charge	--	265,038
- Harsco Metals & Minerals Segment asset impairment charges	--	7,645
- Tax impact of above special items	(9,922)	(25,236)
- Non-cash tax impact of Harsco Infrastructure Transaction on undistributed earnings of subsidiaries and valuation allowance	11,601	19,189

Net income from continuing operations, as adjusted	76,967	79,597
After-tax interest expense (b)	29,968	30,714

Net operating profit after tax, as adjusted	$ 106,935	$ 110,311

Average equity	$ 586,200	$ 891,589
Plus average debt	872,234	1,038,109

Average capital	$ 1,458,434	$ 1,929,698

Return on invested capital excluding special items	7.3%	5.7%

Net operating profit after tax, as adjusted, from above	$ 106,935	$ 110,311
After-tax (income) loss from Harsco Infrastructure Segment excluding special items	(1,640)	2,228
Net operating profit after tax, as adjusted	$ 105,295	$ 112,539

Average capital, from above	$ 1,458,434	$ 1,929,698

Return on invested capital excluding special items and Harsco Infrastructure Segment	7.2%	5.8%

(a) Return on invested capital excluding special items and the Harsco Infrastructure Segment is net income from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.
(b) The Company's effective tax rate was 37% on an adjusted basis for both periods for interest expense.

The Company's management believes return on invested capital excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)

(in thousands)	Twelve Months Ended December 31, 2013
Diluted loss per share from continuing operations, as reported	$ (2.80)

- Harsco Infrastructure Segment loss on disposal (a)	3.16

- Harsco Infrastructure transaction costs (b)	0.19

- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale (c)	(0.21)

- Harsco Rail Segment grinder asset impairment charge (d)	0.08

- Harsco Metals & Minerals Segment bad debt expense (e)	0.02

- Non-cash tax impact of Harsco Infrastructure transaction (f)	0.38

Adjusted diluted earnings per share from continuing operations, excluding special items	$ 0.82
- Harsco Infrastructure Segment operating loss, excluding special items	0.05
Adjusted diluted earnings per share from continuing operations excluding special items and Harsco Infrastructure Segment	$ 0.87

(a) Loss resulting from the Harsco Infrastructure transaction which was announced in Q3 2013 ($271.3 million pre-tax).
(b) Harsco Infrastructure transaction costs recorded as Corporate expenses ($20.1 million pre-tax).
(c) Depreciation expense reduction resulting from classification of Harsco Infrastructure Segment assets as held-for-sale ($17.3 million pre-tax).
(d) Asset impairment charge on rail grinder equipment in the Harsco Rail Segment ($9.0 million pre-tax).
(e) Bad debt expense incurred in the Harsco Metals & Minerals Segment ($2.6 million pre-tax).
(f) Non-cash tax impact of Harsco Infrastructure transaction – undistributed earnings of subsidiaries and deferred tax valuation allowance ($30.8 million).

The Company's management believes diluted earnings (loss) per share from continuing operations excluding special items and the Harsco Infrastructure Segment, non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

CONTACT: Investor Contact
         David Martin
         717.612.5628
         damartin@harsco.com

         Media Contact
         Kenneth Julian
         717.730.3683
         kjulian@harsco.com